                                 FIRST AMENDMENT
                             TO REVOLVING CREDIT AND
                               GUARANTY AGREEMENT

         FIRST AMENDMENT, dated as of March 13, 2002 (the "Amendment"), to the
                                                           ---------
REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of February 20, 2002, among GALEY & LORD, INC., a Delaware corporation (the "Borrower"), a debtor and
                                                 --------
debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the "Guarantors"), FIRST UNION NATIONAL BANK, a national banking
                    ----------
corporation ("FUNB"), each of the other financial institutions from time to time
              ----
party thereto (together with FUNB, the "Banks") and FIRST UNION NATIONAL BANK,
                                        -----
as Agent for the Banks (in such capacity, the "Agent"):
                                               -----

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of February 20, 2002 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"); and
                   ----------------

         WHEREAS, the Borrower and the Guarantors have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement be amended subject to and upon the terms and conditions set forth herein;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

         2. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:

                           "Account" shall mean any right to
                            -------
                  payment for goods sold or leased or for
                  services rendered, whether or not earned by performance.

                           "Account Debtor" shall mean, with
                            --------------
                  respect to any Account, the obligor with respect to such Account.

                           "Adjusted Eligible Finished Goods"
                            --------------------------------
                  shall mean, on any date, Eligible Finished
                  Goods minus Inventory Reserves.
                        -----

                           "Adjusted Eligible Raw Materials"
                            -------------------------------
                  shall mean, on any date, Eligible Raw Materials
                  minus Inventory Reserves.
                  -----

                           "Adjusted Eligible Stock-in-Process"
                            ----------------------------------
                  shall mean, on any date, Eligible
                  Stock-in-Process minus Inventory Reserves.

                           "Adjusted Eligible Weaving-in-Process"
                            ------------------------------------
                  shall mean, on any date, Eligible
                  Weaving-in-Process minus Inventory Reserves.
                                     -----

                           "Dilution Percentage" shall mean, on
                            -------------------
                  any date, expressed as a percentage, the total of all non-cash credits or reductions of the Borrower's accounts receivable for the last twelve months (calculated on a rolling basis monthly) divided by gross sales for the same period.

                           "Dilution Reserve" shall mean, on any
                            ----------------
                  date, (a) the Dilution Percentage minus 5% multiplied by (b) gross sales for any period of measurement (to the extent non-negative).

                           "Eligible Accounts Receivable" shall
                            ----------------------------
                  mean, at the time of any determination, the gross outstanding balance at such time, determined in accordance with GAAP and stated on a basis consistent with the historical practices of the Borrower or the Guarantors (as applicable) as of the date hereof, of Accounts of the Borrower or the Guarantors (as the case may be) less, as applicable and without duplication, the aggregate amount of (i) all accrued rebates, (ii) all trade discounts,
                  (iii) all finance charges, late fees and other fees that are unearned, (iv) all reserves for service fees and such other fees or commissions or similar amounts that the Borrower or the Guarantors (as applicable) have agreed to pay,
                  (v) all cash received in respect of Accounts but not yet applied by the Borrower or the Guarantors (as applicable) to reduce the amount of the Accounts, and (vi) any Account deemed ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses
                  (a) through (r) below or otherwise deemed by the Agent in its reasonable discretion to be ineligible for inclusion in the calculation of the Borrowing Base as described below. Without limiting the foregoing, to qualify as an Eligible Account Receivable, an Account shall indicate as sole payee and as sole remittance party the Borrower or the Guarantors (as the case may be). Standards of eligibility may be fixed from time to time solely by the Agent in the exercise of its reasonable discretion, with any changes in such standards to be effective five (5) days after delivery of notice thereof to the Borrower or the Guarantors (as applicable). Unless otherwise approved from time to time in writing by the Agent, no Account shall be an Eligible Account Receivable if, without duplication:

                           (a) the Borrower or the Guarantors (as
                  applicable) do not have sole lawful and
                  absolute title to such Account; or

                           (b) it arises out of a sale made by
                  the Borrower or the Guarantors (as applicable) to an employee, officer, agent, director, stockholder, or Affiliate of the Borrower or the Guarantors (as applicable); or

                           (c) the Account Debtor (i) is a
                  creditor of the Borrower or the Guarantors (as applicable), (ii) has or has asserted a right of set-off against the Borrower or the Guarantors (as applicable) (unless such Account Debtor has entered into a written agreement reasonably acceptable to the Agent to waive such set-off rights) or (iii) has disputed its liability (whether by chargeback or otherwise) or made any asserted or unasserted claim with respect to the Account or any other Account of the Borrower or the Guarantors (as applicable) which has not been resolved, in each case, without duplication, to the extent of the amount owed by such Borrower or Guarantors (as applicable) to the Account Debtor, the amount of such actual or asserted right of set-off, or the amount of such dispute or claim, as the case may be (without duplication for non-cash credits taken into consideration in calculating Dilution Percentage); or

                           (d) the Account Debtor is insolvent or
                  the subject of any bankruptcy case or
                  insolvency proceeding of any kind (other than postpetition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and acceptable to the Agent); or

                           (e) the Account is not payable in
                  Dollars or the Account Debtor is either not incorporated under the laws of the United States of America, any state thereof or the District of Columbia or is located outside or has its principal place of business or substantially all of its assets outside the United States (except to the extent such Account is supported by an irrevocable letter of credit or credit insurance issued by an institution acceptable to the Agent in its reasonable discretion); or

                           (f) the sale to the Account Debtor is
                  on a delayed shipment (or bill and hold) basis (provided that following shipment the related
                   --------
                  Account shall not be excluded from Eligible
                  Accounts Receivable solely as a result of this clause), or is deemed ineligible at the reasonable discretion of the Agent, guaranteed sale, sale-and-return, ship-and-return, sale on approval, extended terms or consignment or other similar basis or made pursuant to any other agreement providing for repurchase or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory; or

                           (g) the goods giving rise to such
                  Account have not been shipped and title has not been transferred to the Account Debtor, or the Account represents a progress-billing or otherwise does not represent a completed sale; for purposes hereof, "progress-billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower or the Guarantors' (as applicable) completion of any further performance under the contract or agreement; or

                           (h) the Account does not comply in all
                  material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board; or

                           (i) the Account is subject to any
                  adverse security deposit, retainage or other similar advance made by or for the benefit of the Account Debtor, in each case to the extent thereof; or

                           (j) the Account is unpaid more than 60
                  days from the original due date; or

                           (k) such Account was not paid in full,
                  and the Borrower or Guarantors (as applicable) created a new receivable for the unpaid portion of the Account, without the agreement of the customer, including without limitation chargebacks, debit memos and other adjustments for unauthorized deductions; or

                           (l) more than 50% of all Accounts of
                  the particular Account Debtor are over 60 days from the original due date, in which case no Accounts of the particular Account Debtor shall be Eligible Accounts Receivable; or

                           (m) such Account has a payment term
                  that is greater than 90 days; or

                           (n) (i) it is not subject to a valid
                  and perfected first priority Lien in favor of the Agent for the benefit of the Banks, subject to no other Liens other than the Liens (if any) permitted by the Loan Documents or (ii) it does not otherwise conform in all material respects to the representations and warranties contained in the Loan Documents relating to Accounts; or

                           (o) as to all or any part of such
                  Account, a check, promissory note, draft, trade acceptance or other Instrument for the payment of money has been received, presented for payment and returned uncollected for any reason; or

                           (p) it has been written off the books
                  of the Borrower or the Guarantors (as
                  applicable) or has been otherwise designated as uncollectible; or

                           (q) the inclusion of such Account as
                  an Eligible Account Receivable would cause the aggregate amount of the Eligible Accounts Receivable of a particular Account Debtor to exceed 15% of the total Eligible Accounts Receivable, provided that with respect to
                              --------
                  Account Debtors, Levi Strauss & Co. and VF
                  Corporation, the amount of the Eligible
                  Accounts Receivables of each such Account
                  Debtor shall not exceed 25% of the total
                  Eligible Accounts Receivable; or

                           (r) the Account is a non-trade
                  Account, or relates to payments for interest.

                           "Eligible Finished Goods" shall mean,
                            -----------------------
                  on any date, Eligible Inventory defined as Finished Goods by the Borrower or the Guarantors (as applicable) on such date as shown on the Borrower or the Guarantors' (as applicable) perpetual inventory records in accordance with its current and historical accounting practices.

                           "Eligible Inventory" shall mean, at
                            ------------------
                  the time of any determination thereof, without duplication, the Inventory Value of the Borrower or the Guarantors (as applicable) at the time of such determination that is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses
                  (a) through (k) below, minus any Inventory otherwise deemed by the Agent in its reasonable discretion to be ineligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, to qualify as "Eligible Inventory" no person other than the Borrower or the Guarantors (as applicable) shall have any direct or indirect ownership, interest or title to such Inventory and no person other than the Borrower or the Guarantors (as applicable) shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. Standards of eligibility may be altered from time to time solely by the Agent in the exercise of its reasonable judgment, with any changes in such standards to be effective 5 days after delivery of notice thereof to the Borrower or the Guarantors (as applicable). Unless otherwise from time to time approved in writing by the Agent, no Inventory shall be deemed Eligible Inventory if, without duplication:

                           (a)  the Borrower or the Guarantors (as
                  applicable) do not have sole and good, valid and unencumbered title thereto (except for Permitted Liens); or

                           (b)  it is not located in the United
                  States; or

                           (c)  from and after the date that is
                  thirty (30) days after the effective date of the Borrowing Base Amendment, it is not located on property owned or leased by the Borrower or the Guarantors (as applicable) or is located in a third party warehouse in which a valid landlord waiver satisfactory in form and substance to the Agent is not in full force or effect; or

                           (d)  it is supplies, packing or
                  shipping materials, cartons, repair parts, labels or miscellaneous spare parts, dyes or chemicals; or

                           (e)  it is not subject to a valid and
                  perfected first priority Lien in favor of the Agent for the benefit of the Banks (except for Permitted Liens); or

                           (f)  it is Inventory that is deemed to
                  be greater than one year old; or

                           (g)  it is consigned or at a customer
                  location but still accounted for in the
                  Borrower or the Guarantors' (as applicable) perpetual inventory balance; or

                           (h)  from and after the date that is
                  thirty (30) days after the effective date of the Borrowing Base Amendment, it is Inventory which is being processed offsite at a third party location or an outside processor in which a valid waiver with each processor satisfactory in form and substance to the Agent is not in full force or effect, or is in transit to or from the said third party location or outside processor; or

                           (i)  it is identified as overstock by
                  the Borrower or the Guarantors (as applicable);
                  or

                           (j)  it is in-transit to or from a
                  foreign location, or is part of a bill and hold arrangement from a vendor, which has not yet been received into a facility owned or operated by the Borrower or the Guarantors (as applicable); or

                           (k)  it is Inventory used as a sample
                  or prototype, if it is not first quality; or

                           (l)  it is Inventory which is
                  recognized as damaged, off quality, or not to customer specifications by the Borrower or the Guarantors (as applicable) or in any way not first-quality inventory.

                           "Eligible Raw Materials" shall mean,
                            ----------------------
                  on any date, Eligible Inventory defined as Raw Materials by the Borrower or the Guarantors (as applicable) on such date as shown on the Borrower or the Guarantors' (as applicable) perpetual inventory records in accordance with its current and historical accounting practices.

                           "Eligible Stock-in-Process" shall
                            -------------------------
                  mean, on any date, Eligible Inventory defined as Stock-in-Process by the Borrower or the Guarantors (as applicable) on such date as shown on the Borrower or the Guarantors' (as applicable) perpetual inventory records in accordance with its current and historical accounting practices except that purchased yarn, which has been inspected by the Borrower or the Guarantors (as applicable) and determined to be first quality, and in all regards acceptable for use, and which has yet to be involved in the manufacturing process in any way, shall be considered Raw Materials.

                           "Eligible Weaving-in-Process" shall
                            ---------------------------
                  mean, on any date, Eligible Inventory defined as Weaving-in-Process by the Borrower or the Guarantors (as applicable) on such date as shown on the Borrower or the Guarantors' (as applicable) perpetual inventory records in accordance with its current and historical accounting practices.

                           "Finished Goods" shall mean completed
                            --------------
                  goods which require no additional processing, to be sold in the ordinary course of business.

                           "Galey & Lord Industries" shall mean
                            -----------------------
                  Galey & Lord Industries, Inc., a subsidiary of the Borrower.

                           "Inventory" shall mean all Raw
                            ---------
                  Materials, Stock-in-Process, Weaving-in-Process and Finished Goods held by the Borrower or the Guarantors, as the case may be, in the normal course of business.

                           "Inventory Reserves" shall mean, as to
                            ------------------
                  Inventory defined as Raw Materials,
                  Stock-in-Process, Weaving-in-Process or
                  Finished Goods by the Borrower or the
                  Guarantors (as applicable), the sum of the following (as to such applicable category of Inventory):

                           (a) a reserve for shrink, or
                  discrepancies that arise pertaining to
                  inventory quantities on hand between the Borrower or the Guarantors' (as applicable) perpetual accounting system and physical counts of the inventory, which will be equal to the greater of 1% or the results of the last physical count with the variance expressed as a percentage, for Raw Materials, Stock-in-Process, Weaving-in-Process and
                  Finished Goods, respectively; and

                           (b) a reserve for Inventory that is
                  discontinued; and

                           (c) any other reserve as deemed
                  appropriate by the Agent in their sole
                  discretion exercised reasonably, from time to time.

                           "Inventory Value" of any Inventory
                            ---------------
                  shall mean at the time of any determination thereof the standard cost carried on the perpetual records of the Borrower or the Guarantors (as applicable) in accordance with their current and historical accounting practices, in Dollars, determined in accordance with the standard cost method of accounting less (i) any markup on Inventory from an Affiliate and (ii) in the event variances under the standard cost method (a) are capitalized, favorable variances shall be deducted from Eligible Inventory, and unfavorable variances shall not be added to Eligible Inventory, and (b) are expensed, a reserve shall be determined as appropriate in order to adjust the standard cost of Eligible Inventory to approximate actual cost.

                           "Lower of Cost or Market Reserve"
                            -------------------------------
                  shall mean a reserve for differences between the Borrower or the Guarantors' (as applicable) actual cost to produce versus their selling price to third parties, determined on a product line basis.

                           "Qualified Bill and Hold Sales" shall
                            -----------------------------
                  mean, on any date, transactions involving the sale of Inventory to third parties, which Inventory has not been shipped by the Borrower or the Guarantors (as applicable) to the third party Account Debtor and which transactions have the characteristics set forth in the following sentence (it being understood that following shipment such transactions shall no longer be treated as a Qualified Bill and Hold
                  Sale). Such transactions are transactions in which (i) the Inventory is segregated and uniquely identified as being Account Debtor owned in the systems and official records of the Borrower or the Guarantors (as applicable);
                  (ii) the Inventory is not included in the Borrower or the Guarantors' (as applicable) Inventory; (iii) title and risk of loss have passed to the Account Debtor; (iv) sales are non-cancelable and payable sale transactions under normal payment terms from the date of the invoice; (v) the applicable terms qualify as a sale and account receivable according to all applicable regulatory accounting guidelines;
                  (vi) the parties' obligations are evidenced by an executed bilateral letter agreement or such other documentation entered into by the Borrower or the Guarantors (as applicable) with the Account Debtor in accordance with past practices acceptable to its third party financial auditors; and (vii) the Accounts are owed and due from Account Debtors that are based in the United States (amounts being in U.S. Dollars) and that are current and in compliance (in all respects) on all Accounts, and otherwise meet the criteria set forth in items (c), (d), (h), (i), (j), (k) through (q) in the definitions of Eligible Accounts Receivable.

                           "Raw Materials" shall mean materials
                            -------------
                  used or consumed in the manufacturing of goods to be sold by the Borrower or the Guarantors (as applicable) in the ordinary course of business, such as bales of cotton, bales of greasy wool and purchased yarn.

                           "Run-Out Expenses" shall mean all
                            ----------------
                  costs and expenses whenever incurred and arising from the closing of production facilities of the Borrower which occurred prior to the date hereof, including, without limitation, costs associated with (i) the carrying costs of buildings to be sold, (ii) the preparation of equipment to be sold, (iii) costs related to employees who have been terminated at such facilities, (iv) the storage of Finished Goods and (v) workers compensation claims of employees from such facilities, as set forth in the business plan delivered to Agent, pursuant to Section 4.01(i).

                           "Stock-in-Process" shall mean product
                            ----------------
                  that has been removed from Raw Materials inventory and as to which the spinning and/or production process has begun and which has not been completed, tested and prepared for use as Raw Materials.

                           "Swift Textiles" shall mean Swift
                            --------------
                  Textiles, Inc., a subsidiary of the Borrower.

                           "Total Commitment Usage" shall mean,
                            ----------------------
                  at any time, the sum of (i) the aggregate outstanding principal amount of all Loans, and
                  (ii) the aggregate Letter of Credit
                  Outstandings.

                           "Weaving-in-Process" shall mean yarn
                            ------------------
                  that has been removed from standard packaging and as to which the warping and/or the production process has begun and which has not been completed, tested and prepared for shipment as Finished Goods.

         3. The definitions of the terms "Borrowing Base" and "Borrowing Base Certificate" set forth in Section 1.01 of the Credit Agreement are hereby amended in their entirety to read as follows:

                           "Borrowing Base" shall mean, on any
                            --------------
                  date, the amount (calculated based on the most recent Borrowing Base Certificate delivered pursuant to this Agreement) that is equal to
                  (a) 85% of Eligible Accounts Receivable, net of Dilution Reserve plus (b) 40% of Adjusted
                                   ----
                  Eligible Raw

                  Materials for Galey & Lord Industries and Swift Textiles plus (c) 20% of Adjusted Eligible
                           ----
                  Stock-in-Process for Galey & Lord Industries
                  and 15% of Adjusted Eligible Stock-in-Process
                  for Swift Textiles, plus (d) 35% of Adjusted
                                      ----
                  Eligible Weaving-in-Process for Galey & Lord
                  Industries and 15% of Adjusted Eligible
                  Weaving-in-Process for Swift Textiles plus (e)
                                                        ----
                  45% of Adjusted Eligible Finished Goods for
                  Galey & Lord Industries and 50% of Adjusted
                  Eligible Finished Goods for Swift Textiles plus
                                                             ----
                  (f) 50% of Qualified Bill and Hold Sales minus
                                                           -----
                  (g) the Carve-Out. Borrowing Base eligibility standards may be fixed and revised from time to time by the Agent in its sole discretion, exercised reasonably. The Borrowing Base shall be subject to reserves from time to time established by the Agent with any changes in such standards and reserves to be effective five (5) days after delivery of notice thereof to the Borrower.

                           "Borrowing Base Certificate" shall
                            --------------------------
                  mean a certificate substantially in the form of Exhibit E hereto (with such changes therein as may be required by the Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified by a Financial Officer of the Borrower, which shall include appropriate exhibits and schedules as referred to therein and as provided for in
                  Section 5.08.

         4. The definition of the term "EBITDA" set forth in Section 1.01 of the Credit Agreement is hereby amended by (A) deleting the word "and" appearing at the end of clause (viii) thereof and inserting in lieu thereof a "," and (B) inserting the following new clause at the end of clause (ix) thereof immediately preceding the word "less":
                                ----

                  "and (x) the Run-Out Expenses (but only to the extent that such Run-Out Expenses do not exceed the amounts thereof permitted by Section
                  6.13)".

         5. Section 2.20 of the Credit Agreement is hereby amended in its entirety by inserting the following:

                  SECTION 2.20. Commitment Fee. The Borrower
                                --------------
                  shall pay to the Banks a commitment fee (the
                  "Commitment Fee") for the period commencing on
                   --------------
                  the Closing Date to the Termination Date or the earlier date of termination of the Commitment, computed (on the basis of actual number of days elapsed during the period over a year of 360 days) as follows: (A) at such time as First
                  Union is no longer the sole Bank, at the rate of (i) three-quarters of one percent

                  (3/4 of 1%) per annum on the average daily
                  Unused Total Commitment during the period for which the Commitment Fee is calculated at all times during which the average Total Commitment Usage is less than 25% of the Total Commitment or (ii) one-half of one percent (1/2 of 1%) per annum on the average daily Unused Total Commitment during the period for which the Commitment Fee is calculated at all times during which the average Total Commitment Usage is more than or equal to 25% of the Total Commitment; or (B) at all times that First Union is the sole Bank, at a rate of one-half of one percent (1/2 of 1%) per annum on the average daily Unused Total Commitment during the period for which the Commitment Fee is calculated. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

         6. Section 3 of the Credit Agreement is hereby amended by inserting the following new section:

                  SECTION 3.11. Historic EBITDA. EBITDA for the
                                ---------------
                  Borrower and the Guarantors for each fiscal
                  month commencing with the month ending in April 2001 through the month ending in January 2002 shall be as set forth in Schedule 3.11.

         7.       Section 5.01(d) of the Credit Agreement is hereby amended by
(A) deleting the words "(a) and (b)" appearing in clause (i) thereof and inserting in lieu thereof the following text: "(a), (b) and (c)"; and (B) deleting the words "Sections 6.04 and 6.05" appearing in clause (i)(B) thereof and inserting in lieu thereof the words "Sections 6.04, 6.05 and 6.13."

         8. Section 5.07 of the Credit Agreement is hereby amended by deleting the proviso at the end thereof and inserting in lieu thereof the following:

                  "provided that the Borrower and the Guarantors
                   --------
                  may maintain up to an aggregate of $250,000 in deposit accounts other than the principal concentration account maintained with the Agent."

         9. Section 5.08 of the Credit Agreement is hereby amended in its entirety by inserting the following:

                  SECTION 5.08. Borrowing Base Certificate.
                                --------------------------
                  Furnish a Borrowing Base Certificate
                  substantially in the form of

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

                  Exhibit E to the Agent: (a) on or before the fifth Business Day following the end of each week, which weekly Borrowing Base Certificate shall reflect (i) the accounts receivable updated as of Friday of each such week (which shall include and reflect for the Borrower and the Guarantors the most recent Accounts Receivable Aging Report in the form and substance satisfactory to the Agent); and (ii) Inventory as of the end of the preceding month, which shall be updated as of the twentieth
                  (20th) Business Day of each month (which shall include and reflect for the Borrower and the Guarantors the most recent Open Orders History in form and substance satisfactory to the Agent), and (b) if requested by the Agent at any other time when the Agent reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, as soon as reasonably available but in no event later than five (5) Business Days after such request, a Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation; and shall be supplemented at any time by such other supporting documentation and additional reports with respect to the Borrowing Base as the Agent shall reasonably request.

         10. Section 5 of the Credit Agreement is hereby amended by deleting Section 5.11 in its entirety.

         11. Section 6.01 of the Credit Agreement is hereby amended by (A) deleting the "and" at end of clause (iv) thereof and inserting in lieu thereof a "," and (B) inserting the following new clause at the end thereof:

                  "and (vi) Liens in favor of the relevant taxing authority in an amount not to exceed $550,000 upon the personal or real property associated with the closed Erwin Denim Facility."

         12. Section 6.05 of the Credit Agreement is hereby amended in its entirety by inserting the following:

                  SECTION 6.05. EBITDA. Permit EBITDA for each
                                ------
                  12-month period ending on the last day of each fiscal month listed below to be less than the amount specified opposite such date:

                  12 Months Ending                        EBITDA
                  ----------------                        ------

                  March, 2002                           $36,500,000

                  April, 2002                           $34,100,000

                  May, 2002                             $34,000,000

                  June, 2002                            $29,750,000

                  July, 2002                            $30,500,000

                  August, 2002                          $35,000,000

                  September, 2002                       $29,750,000

                  October, 2002                         $26,500,000

                  November, 2002                        $26,000,000

                  December, 2002                        $21,500,000

                  January, 2003                         $22,500,000

                  February, 2003                        $21,400,000

                  March, 2003                           $22,300,000

                  April, 2003                           $23,100,000

                  May, 2003                             $24,000,000

                  June, 2003                            $23,500,000

                  July, 2003                            $24,500,000

                  August, 2003                          $24,800,000

                  September, 2003                       $24,000,000

         13. Section 6.09 of the Credit Agreement is hereby amended by inserting a "(i)" immediately following the words "except for" appearing therein and inserting the following new clause at the end thereof:

                  "and (ii) the repayment of prior advances from Dimmit Industries S.A. de C.V. (Mexico) and Confecciones Alta Loma S.A. de C.V. (Mexico) in an aggregate amount not to exceed $500,000."

         14. Section 6.10 of the Credit Agreement is hereby amended by inserting the following text at the end thereof:

                  "; it being understood that the repayment of advances permitted pursuant to clause (ii) of
                  Section 6.09 will not constitute an Investment as contemplated herein."

         15. Section 6 of the Credit Agreement is hereby amended by inserting the following new Section:

                  SECTION 6.13. Run-Out Expenses. Permit Run-Out
                                ----------------
                  Expenses (i) for the period commencing on the
                  effective date of the Borrowing Base Amendment through and including June 30, 2002, to exceed $250,000 in any one fiscal month during such period, (ii) for the period commencing on July 1, 2002 through and including October 31, 2002, to exceed $325,000 in any one fiscal month during such period, or (iii) for the period commencing on November 1, 2002 through and including the Maturity Date, to exceed $200,000 in any one fiscal month during such period.

         16. The Credit Agreement is hereby further amended by adding a new "Exhibit E" in the form attached hereto as Exhibit A.

         17. The Credit Agreement is hereby further amended by adding a new "Schedule 3.11" in the form attached hereto as Exhibit B.

         18.      The Credit Agreement is hereby further amended by deleting
Schedule 5.11 in its entirety.

         19. This Amendment shall not become effective until the date (the "Effective Date") on which this Amendment shall have been executed by the
 --------------
Borrower, the Guarantors and Banks representing the Required Banks, and the Agent shall have received evidence satisfactory to it of such execution.

         20. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

         21.      The Borrower agrees that its obligations set forth in Section
10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

         22. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

         23. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         24. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.


                                  BORROWER:

                                  GALEY & LORD, INC.

                                  By: /s/ LEONARD F. FERRO
                                      ------------------------------------------
                                  Name:  Leonard F. Ferro
                                  Title: Vice President, Secretary and Treasurer

                                  GUARANTORS:

                                  GALEY & LORD INDUSTRIES, INC.

                                  G&L SERVICE COMPANY,
                                     NORTH AMERICA, INC.

                                  SWIFT TEXTILES, INC.

                                  SWIFT DENIM SERVICES, INC.



                                  By: /s/ LEONARD F. FERRO
                                      ------------------------------------------
                                  Name:  Leonard F. Ferro
                                  Title: Vice President, Secretary and Treasurer

                                  GALEY & LORD PROPERTIES, INC.

                                  SWIFT DENIM PROPERTIES, INC.

                                  GREENSBORO TEXTILE
                                     ADMINISTRATION LLC

                                  BRIGHTON WEAVING LLC

                                  FLINT SPINNING LLC

                                  SOCIETY HILL FINISHING LLC

                                  MCDOWELL WEAVING LLC


                                  By: /s/ ANTHONY J. FORMAN
                                      ------------------------------------------
                                  Name:
                                  Title:

                                  FIRST UNION NATIONAL BANK
                                  Individually and as Agent

                                  By: /s/ M.G. HYDE
                                      ------------------------------------------
                                  Name:  M. G. Hyde
                                  Title: Director

                                    Exhibit A

                         Form Borrowing Base Certificate

                                    Exhibit B

                                  Schedule 3.11

                                 Historic EBITDA
                                 ---------------

               Fiscal Month Ending                         EBITDA
               -------------------                         ------

                    April 2001                          $ 2,939,000
                     May 2001                           $ 1,679,000
                    June 2001                           $ 9,046,000
                    July 2001                          ($ 1,888,000)
                   August 2001                         ($ 2,038,000)
                  September 2001                        $12,175,000
                   October 2001                         $ 3,600,000
                  November 2001                         $   771,000
                  December 2001                         $ 8,566,000
                   January 2002                        ($ 1,180,000)